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                                                                     EXHIBIT 5.1

                      WILSON SONSINI GOODRICH & ROSATI
                          PROFESSIONAL CORPORATION

                             650 PAGE MILL ROAD
                      PALO ALTO, CALIFORNIA 94304-1050          JOHN ARNOT ARNOT
               TELEPHONE 415-493-9300  FACSIMILE 415-493-6811       RETIRED
                                 WWW.WSG.COM



                                January 16, 1997



Microchip Technology Incorporated
2355 West Chandler Boulevard
Chandler, AZ 85224-6199

     RE:  REGISTRATION STATEMENT ON FORM S-3
          ----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about January 16, 1997 (as such may thereafter be amended or supplemented, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,150,000 shares of your Common Stock, $.001 par value (the "Stock"). The Stock includes an over-allotment option granted to the Underwriters to purchase 150,000 shares. As your legal counsel, we have examined the proceedings being taken by you relating to the issuance and sale of the Stock.

     It is our opinion that the Stock, when issued and sold in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                                        Very truly yours,


                                        /s/ Wilson Sonsini Goodrich & Rosati
                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation